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EXHIBIT 10.7.1
TO
FORM 10-K FOR 1998

                                  AMENDMENT TO
                              CONVERGYS CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


     Convergys Corporation Executive Deferred Compensation Plan is hereby amended effective January 1, 1999 in the following respects:

     1. The second sentence of Section 3.4 is amended to read as follows:

     For purposes of the preceding sentence, "Total Compensation" means the total Base Salary and Cash Awards paid to the Key Employee on a Deferral Date or which would have been paid to the Key Employee on the Deferral Date if he had not participated in a 401 (k) plan or cafeteria plan and "Maximum 401 (m) Match" means the maximum Convergys Entity match which would have been made for the Key Employee on the Deferral Date under the Convergys Corporation Retirement and Savings Plan (the "RSP") if the Key Employee had elected to contribute 6% of his non-deferred compensation to the RSP on a pre-tax basis (not in excess of the maximum dollar amount permitted under the terms of the RSP).

     2. The last sentence of Section 5.2.4 is amended to read as follows:

     The provisions of this Section 5.2.4 shall not apply to amounts credited to the Restricted Stock Account under Section 4.6.1 or 4.6.2.

     IN WITNESS WHEREOF, Convergys Corporation has caused its name to be subscribed on the 28th day of January, 1999.



                                              CONVERGYS CORPORATION



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